UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2015

Williams Partners L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-34831	20-2485124
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172-0172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(918) 573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 10, 2015, a wholly owned subsidiary of Williams Partners L.P. (the "Partnership") acquired an additional 13.03 percent limited liability company interest in Utica East Ohio Midstream LLC ("UEO") from a subsidiary of EV Energy Partners, L.P. (the "Acquisition"). Prior to the Acquisition, the Partnership owned a 49 percent limited liability company interest in UEO.

In connection with the Acquisition, WPZ GP LLC, the general partner of the Partnership (the "General Partner"), agreed to temporarily waive distributions from the Partnership on the General Partner’s incentive distribution rights ("IDRs") in an amount equal to $2,403,000 per quarter commencing with the distribution with respect to the quarter beginning April 1, 2015 through the distribution with respect to the quarter ending September 30, 2017. To implement the waivers described above, the General Partner adopted Amendment No. 5 ("Amendment No. 5") to the Partnership's First Amended and Restated Agreement of Limited Partnership.

The foregoing description of Amendment No. 5 is qualified in its entirety by reference to the copy of Amendment No. 5 filed as Exhibit 3 to this report, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Amendment No. 5 to the First Amended and Restated Agreement of Limited Partnership of Williams Partners L.P., dated June 10, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.

By: WPZ GP LLC, its General Partner

By: /s/ William H. Gault
William H. Gault
Assistant Corporate Secretary

Dated: June 12, 2015

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Exhibit Index

Exhibit No.	Description

3	Amendment No. 5 to the First Amended and Restated Agreement of Limited Partnership of Williams Partners L.P. dated June 10, 2015.